                            LEASE EXTENSION AGREEMENT

         THIS LEASE EXTENSION AGREEMENT (the "Lease Extension") dated as of the 12th day of December, 1997 by and between CROSS STREET MEDICAL BUILDING, L.L.C., a Connecticut Limited Liability Company as successor to Cross Street Medical Building Partnership having an address at 40 Cross Street, Norwalk, Connecticut (the "Landlord") and OPTICARE EYE HEALTH CENTER, INC., as successor to Opticare Eye Health Center, P.C.- Norwalk, having an office at 40 Cross Street, Norwalk, Connecticut (the "Tenant").

         WHEREAS, the Landlord entered into a lease with the Tenant dated September 22, 1987 for certain space located on the first floor in the building known as 40 Cross Street, Norwalk, Connecticut (the "Lease") which Lease was amended by a First Lease Modification Agreement dated as of the 1st day of October, 1993 (the "First Modification"); and

         WHEREAS, the Landlord and Tenant desire to extend the term of said Lease until February 28, 2004, and to set an agreed rental for the extended term of the Lease, all in accordance with the terms and conditions of the Lease and the First Modification.

         Unless otherwise defined in this Lease Extension, capitalized terms and other defined terms shall have the meaning ascribed to such terms as those set forth in the Lease and the First Modification.

         NOW THEREFORE in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties agree that the Lease shall be modified and amended as follows:

         1. Section 2.2. The Tenant hereby exercises its option to extend the Term of the Lease for the Lease Premises for one (1) additional three (3) year Terms commencing on March 1, 1998 and ending on February 28, 2001. Tenant shall have an option remaining to extend the term of the Lease for two (2) additional three (3) year terms.

         2. Section 4.2(b). The Net Annual Rent payable during each extended term shall be equal to Twenty-four and 50/100 ($24.50) Dollars per rentable square foot of the Lease Premises or Four Hundred Twenty Seven Thousand Five Hundred Ninety Eight and 50/100 ($427,598.50) Dollars, subject to the adjustment pursuant to Section 5.1 of the Lease.

         3. Except as expressly provided for in this Lease Extension, Landlord and Tenant hereby ratify and confirm all of the terms and conditions and the Lease and the First Modification. Unless said terms and conditions are expressly modified by the terms and conditions of this Lease Extension, such terms and conditions shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereunto have set their hands and seals the day and year first above written.

WITNESSES:                              LANDLORD:

                                        CROSS STREET MEDICAL
                                                 BUILDING, L.L.C.


/s/                                     By /s/
   -------------------------              ---------------------------

/s/
   -------------------------              ---------------------------

                                        TENANT:

                                        OPTICARE EYE HEALTH CENTER,
                                                 INC.


/s/                                     By /s/ Steven Ditman
   --------------------------             ---------------------------
                                               Steven Ditman
                                               Treasurer
/s/
   --------------------------

                                      LEASE


                    CROSS STREET MEDICAL BUILDING PARTNERSHIP


                                                                        LANDLORD

                                       AND


                    OPHTHALMIC PHYSICIANS AND SURGEONS, P.C.


                                                                          TENANT




                              FIRST FLOOR
                              40 CROSS STREET
                              NORWALK, CONNECTICUT

                                 TABLE OF CONTENTS

ARTICLE NUMBER                         TITLE                        PAGE NUMBER

I                 PREMISES...............................................1

II                TERM...................................................1

III               USE OF PREMISES........................................2

IV                RENTAL.................................................2

V                 ADDITIONAL RENT........................................4

VI                TENANT'S IMPROVEMENTS AND ALTERATIONS..................9

VII               COMPLIANCE WITH INSURANCE REQUIREMENTS................10

VIII              COMPLIANCE WITH LAW...................................10

IX                SERVICES..............................................11

X                 LIABILITY INSURANCE...................................12

XI                LIABILITY OF LANDLORD.................................12

XII               REPAIRS...............................................13

XIII              DESTRUCTION, FIRE OR OTHER CAUSES.....................13

XIV               EMINENT DOMAIN........................................14

XV                ASSIGNMENT, MORTGAGE, ETC.............................14

XVI               DEFAULT...............................................15

XVII              REMEDIES OF LANDLORD..................................17

XVIII             RULES AND REGULATIONS.................................18

XIX               NO REPRESENTATIONS BY LANDLORD........................19

XX                QUIET ENJOYMENT.......................................19

XXI               VARIOUS COVENANTS.....................................19

XXII              SUBORDINATION.........................................20

XXIII             SURRENDER OF THE PREMISES.............................20

XXIV              ARBITRATION...........................................21

XXV               FORCE MAJEURE.........................................21

XXVI              LEASE STATUS..........................................22

XXVII             NO BROKER.............................................22

XXVIII            HOLDOVER..............................................22

XXIX              NOTICES...............................................23

XXX               CHANGES OR ALTERATIONS BY LANDLORD....................23

XXXI              RIGHT OF MORTGAGEE TO CURE DEFAULTS OF
                  LANDLORD..............................................24

XXXII             ENTIRE AGREEMENT, ETC.................................24

XXXIII            ASSIGNS...............................................24

XXXIV             DEFINITIONS...........................................24

XXXV              SECURITY DEPOSIT......................................25

XXXVI             ACCIDENTS TO PLUMBING AND OTHER SYSTEMS...............25

XXXVII            WAIVERS BY TENANT.....................................25

XXXVIII           WAIVER OF TRIAL BY JURY...............................26

XXXIX             SEVERABILITY..........................................26

XL                GOVERNING LAW.........................................26


EXHIBITS

A       -         Sketch Showing Parameters of Demised Premises................
B       -         Description..................................................
C       -         "Tenant Work"................................................
C-1     -         Addenda to Exhibit C - "Instructions to Tenant Contractors"..
D       -         Cleaning Schedule............................................
E       -         Rules and Regulations........................................
E-1     -         Addenda to Exhibit E, "Instructions to Moving Contractors"...

                                  OFFICE LEASE


         This Lease, dated as of the 22nd day of September, 1987, by and between CROSS STREET MEDICAL BUILDING PARTNERSHIP, a Connecticut general partnership, organized and existing under the laws of the State of Connecticut (hereinafter called the "Landlord"), and OPHTHALMIC PHYSICIANS AND SURGEONS, P.C., a Corporation organized and existing under the laws of the State of Connecticut, acting herein by Stuart Aaron, M.D., its President, hereunto duly authorized, (hereinafter called "Tenant").


                               W I T N E S S E T H

                                    ARTICLE I

                                    PREMISES

         SECTION 1.1 The Landlord does hereby lease and demise to Tenant, and Tenant hereby hires and takes from Landlord, for the term and upon the rentals hereinafter specified, floor space on the First Floor, consisting of approximately 17,453 square feet of gross leaseable area, as outlined on a certain plan attached hereto and made a part hereof as Exhibit A, which Exhibit A delineates the premises herein demised (hereinafter called the "Demised Premises") in the building located at Cross Street, Norwalk, Connecticut (hereinafter called the "Building") situated on certain land described in Exhibit B attached hereto and made a part hereof (hereinafter called the "Land"). The Land and Building are hereinafter collectively referred to as "Landlord's Building." Landlord shall finish the interior of the Demised Premises for the charges and in accordance with the provisions set forth in Exhibit C ("Tenant Work") attached hereto.


                                   ARTICLE II

                                      TERM

         SECTION 2.1. TO HAVE AND HOLD the Demised Premises for a term of Five
(5) years (hereinafter referred to as the "Term" or the "Initial Term"), commencing on December 1, 1987 (herein called the "Approximate Commencement Date"). Tenant acknowledges that the date hereinbefore set forth for the commencement of the term of this Lease is approximate, and, notwithstanding the Approximate Commencement Date, it is understood that the term shall actually commence on whichever of the following dates shall first occur:

                  (a) The date when the Tenant Work designated in said Exhibit C is substantially completed (date of issuance of temporary C.O. for the Demised Premises) and the Demised Premises shall be made available for occupancy by Tenant, or at such earlier date as provided in said Exhibit C; or

                  (b) The date when Tenant shall take possession and occupy the Demised Premises (herein called the "Actual Commencement Date" or the "Commencement Date"). When the Actual Commencement Date of the term has been determined, Landlord will prepare an instrument referring to this Lease, to be signed by Landlord and in form suitable for recordation in the Norwalk Land Records, setting forth the name and addresses of Landlord and Tenant, the date of execution, the term of Lease and the actual Commencement Date and termination date thereof, a description of the Demised Premises, a notation of any options to extend, and a reference to a place where this Lease is to be on file. Tenant or Landlord may record such instrument, but neither party shall record this lease.

         SECTION 2.2.      EXTENDED TERM

                  Tenant shall have the option to extend the term of this Lease for the Leased Premises for Two (2), Five (5) Year extended terms ("Extended Terms"). Such option shall be exercised by written notice to Landlord given at least twelve (12) months prior to the expiration of the prior five (5) year Term. Each of the Extended Terms shall be upon the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except as expressly provided herein to the contrary and except for such terms as are inapplicable to the Extended Term. The Annual Rent payable during the first Extended Term shall be as provided in Section 4.2 while the Annual Rent payable during the Second Extended Term shall be as provided in Section 4.3.

         SECTION 2.3.      TERM OF THIS LEASE.

                  The phrase "term" or "term of this Lease" shall mean the Initial Term and any Extended Term which may become effective but unless and until extended shall be the then current term.


                                   ARTICLE III

                                 USE OF PREMISES

         SECTION 3.1 Tenant shall use the Demised Premises for medical offices or other medical uses or allied health uses maintained and conducted by a medical doctor or allied health professional and for no other purposes. Landlord reserves the right to impose, or not to impose, a similar use restriction on other premiss within the Building. No signs of any kind shall be installed or maintained on the exterior of the Building in which the Demised Premises is located, including the windows thereof, without the prior written consent of Landlord. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes which must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                                   ARTICLE IV

                                     RENTAL

         SECTION 4.1 Tenant agrees to pay to Landlord as rent for the Demised Premises during the term, an annual rental of FOUR HUNDRED FIFTY THREE THOUSAND SEVEN HUNDRED SEVENTY EIGHT ($453,778.00) DOLLARS (hereinafter called "Annual Rent"), said Annual Rent to be payable in monthly installments equal to one-twelfth (1/12) of the annual rate of Annual Rent, in advance, commencing on the Commencement Date and on the first day of each successive calendar month during the term of this Lease at the office of Landlord, or such other place as Landlord may designate in writing from time to time, with payment in advance of appropriate fractions of a monthly payment for any portion of a month of the term of this Lease simultaneously with the execution of this Lease by Tenant. In addition to said Annual Rent, Tenant agrees to pay Landlord such Additional Rent, if any, as provided in Article V of this Lease.

         SECTION 4.2:      RENT FOR FIRST EXTENDED TERM.

                  (a) In the event Tenant exercises its option to extend the term of this Lease for the First Extended Term, the Annual Rent which the Tenant shall pay during the First Extended Term shall be the Net Annual Rent as defined in Section 5.1 plus an increase as determined in accordance with the provisions of subdivision (b) of this Section plus its share of Operating Expenses as provided in Section 5.1 plus its share of electrical energy expenses as provided in Section 5.2.

                  (b) (1) As promptly as practicable after the end of the Initial Term of this Lease, the Landlord shall compute the increase, if any, in the cost of living for the preceding five-year period based upon the Consumer Price Index for Urban Wage Earners and Clerical Workers (C.P.I. - C.W.) , N.Y., N.Y. - Northeastern N.J., all items (1967 = 100) (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor.

                      (2) The Index number for the month of December, 1987, shall be the "base Index number" and the corresponding Index number for the month of December, 1992, shall be the "current Index number."

                      (3) The current Index number shall be divided by the base Index number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number expressed as a percentage shall be deemed to be the percentage of increase in the cost of living. E.G. - a positive number .2356 shall be expressed as 23.56%.

                      (4) The percentage of increase multiplied by the Net Annual Rent shall be the increase required to be determined by subdivision (b) of this Section.

                      (5) The Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based unless the Tenant shall, within sixty (60) days after the giving of such notice, notify the Landlord of any claimed error therein. Any dispute between the parties as to any such computation shall be determined by arbitration.

                  (c) The fixed rent, as so determined (i.e., the aggregate of the Net Annual Rent and the "increase" calculated in accordance with subparagraphs 1 to 4 of subdivision (b) of this Section, inclusive) plus the appropriate share of Operating Expenses and electrical energy expenses as set forth in Article V, shall be due and payable to the Landlord in equal monthly installments commencing with the first month of the Extended Term of this lease (any retroactive payments then due being payable within five (5) days after the giving of such notice), and in the event of any subsequent redetermination of such amount the adjustment thus indicated shall be made promptly between the Landlord and the Tenant.

                  (d) If publication of. the Consumers price Index shall be discontinued, the parties shall accept comparable statistics on the cost of living for an area within which is located the City of Norwalk, as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties or, if the parties cannot agree upon a selection, by arbitration. In the event of (1) use of comparable statistics in place of the Consumer Price Index, or (2) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation such revisions as the circumstances may require to carry out the intent of this Section, and any dispute between the parties as to the making of such adjustment shall be determined by arbitration.

         SECTION 4.3.      RENT FOR SECOND EXTENDED TERM.

                  (a) In the event Tenant exercises its option to extend the term of the Lease for the Second Extended Term, the Net Annual Rent which the Tenant shall pay during the Second Extended Term shall be the Pair Market Net Annual Rent as of the first day of the Second Extended Term (hereafter "Fair Market Net Annual Rent") as determined by the parties plus its share of Operating Expenses provided in Section 5.1 plus its share of electrical energy expenses as provided in Section 5.2. Failing agreement between the parties, the determination as to the Pair Market Net Annual Rent shall be made by arbitration under the provisions of Article XXIV herein. The arbitration panel shall be limited to determining the Fair Market Net Annual Rent for the Second Extended Term.

                  (b) The fixed rent, as so determined (i.e. the aggregate of the Fair Market Net Annual Rent plus the appropriate share of Operating Expenses and electrical energy expenses as set forth in Article V) shall be due and payable to the Landlord in equal monthly installments commencing within the first month of the Second Extended Term of the Lease (any retroactive payments then due being payable within five (5) days of the agreement or the arbitration panel's decision of Fair Market Net Annual Rent).


                                    ARTICLE V

                                 ADDITIONAL RENT

         SECTION 5.1. Landlord and Tenant agree that the Annual Rent of $453,778.00 stated in Section 4.1 herein includes the sum of $91,628.25 covering the pro-rated, estimated costs of Landlord's "Operating Expenses", as hereafter defined. Said sum equals 25.391% of the projected annual "Operating Expenses" based upon 68,736 square feet of gross leasable area in the Building of which 25.391% or 17,453 square feet of gross leasable area is demised to Tenant. The Annual Rent of $453,778.00 less the projected annual "Operating Expenses" of $91,628.25 equals the sum of $362,149.75 herein referred to as "Net Annual Rent." Landlord shall determine as of the last day of each calendar year during the term hereof, or Extended Term, the actual "Operating Expenses" for said calendar year incurred in connnection with the operating and maintenance of said building and improvements and real estate owned by Landlord appurtenant to said Building including, but not limited to, parking, accessway, sidewalk, and planting areas. 25.391% of same shall be allocated as Tenant's pro-rata portion.

         If such pro-rated actual Operating Expenses for any calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an excess) than. said sum of $91,628.25 then:

                  (a) Tenant shall, in case of such a deficiency, pay to Landlord as Additional Rent for the Premises for such calendar year the amount of the difference, or

                  (b) In case of such an excess, Landlord shall pay to the Tenant the amount of the difference.

         Any such adjustments payable by reason of this Article shall be payable in one lump sum on the due date of the next monthly installment of fixed rent after the date of notice to Tenant of said adjustment. Upon Landlord furnishing Tenant with a statement relating to such actual Operating Expenses, pro-rated, all monthly installments thereafter due during the next calendar year shall be increased or decreased to reflect one-twelfth (1/12) of the annual amount of such adjustment until a new adjustment becomes effective for the following year provided, however, that if the statement is furnished to Tenant after the commencement of a calendar year, in addition, there shall be promptly paid by Tenant to Landlord, or vice-versa, as the case may be, an amount equal to the portion of such adjustment allocable to the part of such new calendar year which shall have elapsed prior to the notice of adjustment. In the event that the Operating

Expenses thereafter paid, incurred or projected during any calendar year increase or decrease at any annual rate in excess of ten (10%) percent of the amount of the Operating Expenses on which the adjustment then in effect is based, then the monthly installments thereafter due during such calendar year shall be further adjusted to reflect such increase or decrease in excess of ten (10%) percent.

         Landlord, upon not less than thirty (30) days notice to Tenant, may elect to require Tenant to pay in a lump sum with the next succeeding installment of rent, Tenant's proportionate share of any prepaid real estate taxes paid by Landlord. In such case, the monthly installments of fixed rent payable by Tenant to Landlord during the prepaid tax period shall be decreased by an amount equal to the fractional part thereof attributable to said prepaid real estate taxes.

         For purposes of determining what adjustment, if any, shall be made covering the period ending on the last day of each calendar year the term "Operating Expenses" shall be deemed to encompass any and all operating expenses paid or incurred by Landlord for the operation of Landlord's Building and other improvements and shall specifically include, but not be limited to:

                  (a) Management fees pertaining to the operation of the Building, and reasonable wages and salaries of all necessary employees including clerical personnel engaged in the physical operation and maintenance of Landlord's Building and other improvements, Employer's Social Security Taxes and any other taxes which may be levied on such wages and salaries.

                  (b) All supplies and materials used in the operation and maintenance of such Building and improvements, (excluding the cost of electricity and electrical heating as covered under Section 5.2), and other utilities.

                  (c) The costs of maintaining, repairing, snow plowing, lining and lighting all parking, sidewalk, and ingress areas, including traffic controls, and the planting, mowing and maintaining of all planted areas.

                  (d) The costs of all maintenance and service agreements on equipment.

                  (e) Hazard and liability insurance premiums, other than that to be maintained by Tenants.

                  (f) The costs of repairs, ordinary cleaning and general maintenance of the Premises, exclusive of expenses such as:

                           (1) alterations for the accomodation of a specific
tenant or tenants;

                           (2) extra cleaning for a specific tenant or tenants
for which direct charges are made;

                           (3) expenditures made for capital investment or
improvements; or

                           (4) any repairs or maintenance to be performed by
tenants.

                  (g) All taxes and assessments and governmental charges whether Federal, State or municipal which are levied or charged against Landlord's Building and improvements, or against any personal property used in the operation of Landlord's Building and any other taxes and assessments attributable to Landlord's Building, or its operation (excluding, however, Federal, State or other income taxes).

         The "Operating Expenses" for the calendar year in which the term of this Lease shall begin as well as for the calendar year in which this Lease shall and shall be apportioned so that the Tenant shall pay only those portions of each such calendar year as are within the lease term.

         SECTION 5.2. (a) As an incident to this Lease, Landlord shall furnish to Tenant, through the transmission facilities initially installed by Landlord in the Building, alternating electrical energy to be used for heating the Building and for the operation of the lighting fixtures and Tenant's business machines and equipment. In addition to the payment of a prorated share of Landlord's Operating Expenses, Tenant shall pay to Landlord, as further additional rent, an amount equal to $1.75 per annum per square foot of gross leaseable area of the Demised Premises, by reason of which Landlord has agreed to supply Tenant with electrical energy, subject to and in accordance with the provisions of this Section. Such factor per square foot was based upon certain theoretical assumptions incorporating approximate estimates of the probable consumption of electrical energy by the proposed lighting fixtures and other equipment and business machines to be initially installed in the Demised premises, the anticipated period of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electrical energy and the prorated cost of electrical energy and heating throughout Landlord's Building.

                  (b) (1) It is hereby further agreed between Landlord and Tenant that at the expiration of one year following the term commencement date the engineers and experts, selected as hereinafter provided, shall survey and determine Tenant's expected total annual consumption of electrical energy in the Demised Premises and Tenant's prorated share of the cost of electrical energy and heating throughout Landlord's Building, which survey shall include a determination of the power requirements of Tenant's equipment and business machines and of the lighting in the premises and a determination of the periods of use of such lighting fixtures, equipment and machines. Using such survey there shall then be determined by said engineers and experts, by reference to the appropriate rate schedules of the public utility furnishing electrical energy to the Building, the estimated annual cost (including taxes regularly passed on by said public utility to the consumer) for same. The said engineers and experts shall determine a new square foot factor (the "Adjusted Electrical Rent Inclusion Factor") for the premises (in lieu of the $1.75 per square foot hereinbefore mentioned) by dividing the rentable square feet of the premises into the estimated cost determined pursuant to the next preceding sentence.

                      (2) At any time, and from time to time; after the Adjusted Electrical Rent Inclusion Factor is determined pursuant to the provisions of clause (l) of this subparagraph (b), either Landlord or Tenant may, in accordance with the procedure hereinafter specified in this subparagraph
(b), have the Adjusted Electrical Rent Inclusion Factor then in effect be further adjusted to take into account:

                                    A. any material alteration or material
addition to Tenant's lighting fixtures, equipment and machines in the Demised Premises or to the cost of electrical energy and heating throughout the Landlord's Building;

                                    B. use by Tenant of additional electrical
energy in the Demised Premises (i.e., use of electrical energy in excess of the quantity to be furnished pursuant to this Section 5.2 and/or during periods of use other than those considered in the last survey made pursuant to clause (1) or (3) of this subparagraph (b); or

                                    C. any increase of decrease in Landlord's
cost or expenses for or in connection with the furnishing by it of electrical energy to Tenant or to Landlord's Building, in accordance with the provisions of this Lease, which shall be due to any change in the rates charged by the public utility company furnishing such electrical energy, since the effective date of the Adjusted Electrical Rent Inclusion Factor then in effect (taking into account all prior adjustments made pursuant to this subparagraph (b)).

                      (3) Whenever at any time during the term of this Lease an adjustment pursuant to subdivision A or B clause (2) of this subparagraph
(b) shall be made by Landlord or Tenant, the party instituting the adjustment shall furnish to the other party a survey setting forth a new Adjusted Electrical Rent Inclusion Factor in accordance with the following provisions of this Clause (3). The engineers and experts, selected as hereinafter provided, shall survey and determine Tenant's expected total annual consumption of electrical energy in the Demised Premises and Tenant's prorated cost of electrical energy and heating throughout Landlord's Building, which survey shall include a determination of the power requirements of Tenant's lighting fixtures, equipment and machines in the premises and a determination of the periods of use of such lighting fixtures, equipment and machines. Using such survey there shall then be determined by said engineers and experts, the estimated annual cost (including taxes regularly passed on by said public utility to the consumer) to Tenant. The said engineers and experts shall determine a new Adjusted Electrical Rent Inclusion Factor for the Demised Premises in lieu of the Adjusted Electrical Rent Inclusion Factor then in effect by dividing the rentable square feet of the Demised Premises into the estimated annual cost determined pursuant to the next preceding sentence.

                      (4) Upon the determination of the Adjusted Electrical
Rent Inclusion Factor pursuant to Clause (1) or any determination of a new Adjusted Electrical Rent Inclusion Factor pursuant to Clause (3), the party instituting such adjustment shall furnish the other party a statement in writing recomputing and adjusting the fixed rent hereunder by an appropriate sum representing any increase or decrease from:

                                  (i) said factor of $1.75 per square foot of
gross leaseable area.

                                  (ii) in the case of any determination of a new
Adjusted Electrical Rent Inclusion Factor, the Adjusted Electrical Rent Inclusion Factor in effect immediately prior to such adjustment, which statement shall be accompanied

                                            a. in the case of any adjustment
made pursuant to clause (1) or pursuant to subdivision A or B of clause (2) , by the survey referred to in clause (1) or (3) (as the case may be) and upon which said adjustment was based, or

                                            b. in the case of any adjustment
made pursuant to subdivision C of clause (2), by the inclusion of sufficient detail to enable the party receiving such statement to verify the determination of the amount of the adjustment referred to therein.

                      (5) Each such adjustment shall be effective retroactively as of:

                                  (i) the term commencement date, as respects
the Adjusted Electrical Rent Inclusion Factor determined pursuant to clause (1), or

                                  (ii) the effective date of the material
alteration, material addition or change in usage by Tenant, as respects an adjustment made pursuant to subdivision A or B of clause (2), or

                                  (iii) the date of the change in rates, as
respects an adjustment made pursuant to subdivision C of Clause (2).

Within twenty (20) days after the furnishing of any such statement in writing, if the Adjusted Electrical Rent Inclusion Factor shall have been increased, Tenant shall pay to Landlord as additional rent the retroactive underpayment of fixed rent; and conversely, if the Adjusted Electrical Rent Inclusion Factor shall have been decreased, Landlord shall refund to Tenant the retroactive overpayment of fixed rent.

         The cost of any survey and determination to be made pursuant to clause
(1) or (3) shall be borne equally between Landlord and Tenant. The determination of the engineers and experts preparing any such survey shall be conclusive upon Landlord and Tenant.

                      (6) It is agreed that all such surveys shall be made by engineers and experts then mutually agreeable to both Landlord and Tenant, and, in the event Landlord and Tenant are unable to agree upon such company, such company shall be selected by arbitration in accordance with the provisions of Article XXIV herein.

                      (7) Anything herein to the contrary notwithstanding, it is the intention of the parties hereto that the cost to Tenant for electrical energy at any time shall come as close as is practicable to approximating the annual cost (including taxes regularly passed on by said public utility to the consumer) which would have been incurred by Tenant had Tenant purchased such quantity of electrical energy, on a monthly basis, directly from said public utility on a direct meter basis.

                  (c) In the event that Tenant shall require additional electrical energy for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinbefore provided and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements, and if electrical energy for such additional requirements is available to Landlord, Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders and switchboards as reasonably may be required to supply such additional requirements of Tenant, provided (1) that the same shall be permitted by applicable laws and insurance regulations, (2) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building and (3) that Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders and/or switchboards.

                  (d) Landlord shall not in anyway be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the term of this Lease, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

         Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electrical energy furnished to the premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect resulting from the negligence of the Landlord.

         Tenant, at Tenant's expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent) and ballasts used in the premises, except that Landlord shall furnish and install the ballasts initially used in the premises and Landlord shall furnish the labor for installing the initial lamps (including, but not limited to, incandescent and fluorescent) used in the premises.

         In order that Landlord may at all times have all necessary information that it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/ or applicances in the premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or applicances.

Tenant agrees to advise Landlord in writing as to any material change in the periods of use of Tenant's lighting fixtures, equipment and business machines.


                                   ARTICLE VI

                      TENANT'S IMPROVEMENTS AND ALTERATIONS

         SECTION 6.1. Tenant shall not make any tenant improvements to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant improvements (hereinafter called "Tenant Improvements") shall mean all work, alterations, decorations, installations, additions or improvements to the Demised premises made by the Tenant after the Actual Commencement Date of this Lease. All such Tenant Improvements shall be done at Tenant's full cost and expense, shall comply with all applicable governmental regulations, shall be done only by contractors, sub-contractors and mechanics approved by Landlord, which approval shall not be unreasonably withheld, to Landlord's reasonable satisfaction, shall be done in a manner which will assure labor harmony at the site, and shall be done in a manner which will not unreasonably disrupt the business activities or quiet enjoyment of any other tenant of the Landlord's Building. As a condition precedent to Landlord's consent to the making by Tenant of such Tenant's Improvements to the Demised Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' Liens upon the real property in which the Demised premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, sub-contractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises or the Landlord's Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant (other than for work which Landlord shall perform for Tenant under Schedule C), it shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law, or by payment or otherwise. Landlord shall not be liable for any failure of any building facilities or services installed by Landlord caused by alterations, installations, arid/or additions by Tenant, and Tenant shall promptly correct any such failure. In the event Tenant shall not promptly correct same, Landlord may make such correction and charge Tenant for the cost thereof, plus twenty percent (20%) of such cost for overhead and administrative work. Such sum due Landlord shall be deemed Additional Rent and shall be paid by Tenant promptly upon being billed therefor.

         Section 6.2. Prior to commencing any work pursuant to the provisions of
Section 6.1, Tenant shall furnish to Landlord:

                  (a) Copies of all governmental permits and authorizations which are required in connection with such work;

                  (b) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured workmen's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or Landlord's Building.

                  (c) Such additional personal injury and property damage insurance as Landlord may reasonably require because of the nature of the work to be done by Tenant.

         Section 6.3. Tenant may not engage in the preparation of food or baked goods or engage in the use or, other than those customarily kept within medical offices, the storing of inflammable or combustible material, without Landlord's consent which consent shall not be unreasonably withheld. Nothing contained herein shall be construed as prohibiting the use of a coffee maker on the Demised Premises.

         Section 6.4. All Tenant's Improvements upon the Demised Premises and any replacements therefor, made by either party, which have been approved by the Landlord, including all paneling, decorations, partitions, railing, mezzanine floors, galleries and the like, affixed to the realty shall become the property of Landlord and shall remain upon, and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to Tenant. Anything to the contrary herein contained, specialty medical use improvements such as demountable partitions (lead sandwich partitions) used in radiology office construction may be removed at the termination of Lease provided that Tenant repairs any damage and restores the Demised Premises to good order and condition.

         Section 6.5. Where furnished by or at the expense of Tenant, all movable property, furniture, furnishings and trade fixtures including those affixed to the realty (including any vault) shall remain the property of Tenant and shall be removed by Tenant at its expense at any time before the expiration of the term of this Lease and in case of damage by such removal, Tenant shall restore the Demised Premises and Landlord's Building to good order and condition.


                                   ARTICLE VII

                     COMPLIANCE WITH INSURANCE REQUIREMENTS

         Section 7.1. Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with fire, public liability or other insurance policies, or in conflict with any regulations or ordinances covering Landlord's Building, and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on at the Demised Premises or for any reason.

         Tenant at its sole expense shall comply with all rules, orders, regulations and requirements of the board of fire underwriters or other similar body or authority having jurisdiction, and shall not do or permit anything to be done on or upon the Demised Premises, or bring or keep anything therein, which is prohibited by the fire department or any of such boards of fire underwriters or other body or authority which would increase the rate of fire insurance applicable to Landlord's Building over that in effect on the Commencement Date of this Lease. If by reason of failure to comply with the provisions of this
Section 7.1 or by reason of the use or occupancy of the Demised Premises by Tenant the fire insurance rate shall on the Actual Commencement Date of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant upon demand of Landlord shall reimburse Landlord, as Additional Rent under this Lease, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use of the Demised Premises by Tenant.

         Landlord shall cause to be inserted a similar provision in other leases for floor space in Landlord's Building.


                                  ARTICLE VIII

                               COMPLIANCE WITH LAW

         Section 8.1. Tenant at its sole cost and expense shall provide safe and healthful working conditions for the employees of Tenant, and Tenant shall comply with all laws, orders, and regulations of Federal, State, County and Municipal Authorities and with any direction of any duly authorized public officer or officers having jurisdiction pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised premises rising from Tenant's use or occupancy thereof.


                                   ARTICLE IX

                                    SERVICES

         Section 9.1

                  (a) The Demised premises will be serviced by two elevators. The elevators shall be operated by automatic control.

                  (b) Landlord shall, through the air-conditioning system of the Building, furnish to the Demised Premises, Monday through Friday, from 8:00 A.M. to 7:00 P.M., and Saturday from 8:00 A.M to 2:00 P.M., on an all-year-round basis, air cooling, ventilation and heating. Sundays and such other state or national holidays (herein called "Holidays") listed on the Rules and Regulations of the Building, as they may be revised by Landlord from time to time, shall not be deemed business days for the purposes of this subparagraph.

                  (c) Landlord will maintain the air-conditioning system in a manner befitting a first-class building and will use all reasonable care to keep the same in proper and efficient operating condition.

                  (d) Landlord will provide after-hours heating and air-conditioning at such hourly rates as may be established by Landlord during the term of this Lease but in no event more than reasonable as based upon current charges in comparable space in the Norwalk area. Such hourly rates shall be provided to Tenant upon request. Tenant shall give reasonable advance notice to Landlord of Tenant's need for after-hours heating or air-conditioning. If more than one tenant requests coinciding after hours heating and air conditioning, the hourly rate, to the degree feasible, shall be prorated between them.

                  (e) In the event that Tenant requires water to be furnished in addition to the hot and cold water to be supplied by Landlord for ordinary uses such as washing, drinking and lavatories, and specialty uses such as x-ray facilities, provided same shall use nominal and limited amounts of water, Landlord shall supply the same if reasonably possible, through a plumbing system installed at Tenant's expense and Tenant shall pay the cost thereof as measured by a meter or meters likewise installed at Tenant's expense.

                  (f) Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment (other than lamps, typewriters and similar small office machines) to the Building electric distribution system or make any alteration or addition to the electric system of the Demised Premises.

                  (g) Landlord agrees to provide, except on Sundays and Holidays, in the Demised premises all other services set forth on Exhibit D annexed hereto and made a part hereof, entitled "Cleaning Schedule," and to keep the sidewalks adjacent to the Building free from snow, ice and rubbish.

                  (h) Parking shall be provided on the site but no reserved spaces shall be allocated to Tenant.

                  (i) Landlord shall not be liable to anyone for the cessation of any service rendered to the Demised Premises or to Landlord's Building as agreed to by the terms of this Lease due to any cause beyond Landlord's reasonable control but Landlord shall use its best efforts to remedy promptly any such cessation. If, however, the Demised Premise's are rendered untenantable in whole or part for a period of ten (10) consecutive business days or more, the Net Annual Rent after such period of ten (10) days shall be equitably abated in whole or part as the case may be. Disputes as to abatements shall be subject to arbitration under the procedure set forth in Article XXIV.

                  (j) Entry to the Building and Demised premises through a key and/or automatic card system shall be available to Tenant and its authorized employees 24 hours a day 365 days a year.


                                    ARTICLE X

                               LIABILITY INSURANCE

         Section 10.1. Tenant shall, at Tenant's own cost and expense, secure and maintain General Liability Insurance written on a so-called "Comprehensive" general liability form with bodily injury limits of not less than $500,000 per person, $5,000,000 per occurrence, and for a property damage limit of not less than $1,000,000 per occurrence, and Tenant shall furnish to Landlord a certificate of the Liability insurance carrier of Tenant evidencing coverage of Tenant's contractual obligation to indemnify Landlord under Article XI of this Lease. Prior to occupancy of the premises, Tenant shall deliver or cause to be delivered to Landlord a certificate or certificates of General Liability Insurance effected by Tenant under the terms hereof. Such certificate's shall provide that in the event of termination or material change in coverage, Landlord shall be given ten (10) days advance notice in writing sent by mail to the address of Landlord.


                                   ARTICLE XI

                              LIABILITY OF LANDLORD

         Section 11.1 Tenant shall give immediate notice to Landlord in case of accidents in the Demised Premises or in Landlord's Building or of defects therein or in any fixtures or equipment. Tenant shall indemnify and save harmless Landlord from and against any and all liability and damages, and from and against any and all suits, claims, and demand of every kind and nature including reasonable counsel fees by or on behalf of any person, firm, association or corporation arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen during the period between the date upon which the Demised Premises are made available to Tenant for the making of Tenant's Improvements and the expiration of the term hereof, on or about the Demised Premises, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Demised Premises, unless caused by or due to the negligence or misconduct of Landlord, or Landlord's agents, contractors, servants or employees. The Landlord agrees to look solely to the Tenant for the satisfaction of each and every remedy of the Landlord under the provisions of the herein Article XI, and shall not look to any person, partnership, corporation or other entity of which the Tenant is a subsidiary or affiliate. There shall be absolutely no personal liability on the part of the Landlord, or any successor in interest to the Landlord, in the fee or leasehold estate of the Landlord, as the case may be, of any of the terms, covenants and conditions of this Lease to be performed by the Landlord. Such exculpation of personal liability shall be absolute and without any exception whatsoever.

                                  ARTICLE XII

                                     REPAIRS

         Section 12.1. Tenant shall take good care of the interior of the Demised Premises and the fixtures and appurtenances therein, at its sole cost and expense, and make promptly, as and when needed, all repairs and replacements thereof to preserve them in good condition and working order, In addition, Tenant shall pay for all other repairs made necessary by negligent acts of the Tenant, its officers, directors, employees, servants and agents.

         Section 12.2. Landlord shall, at its expense and within a reasonable period of time, make all repairs and replacements, structural and otherwise, (except those required by Tenant under Section 12.1) necessary to keep in good order and repair the common areas (including the public halls and stairways) and the exterior of Landlord's Building including all parts of the heating, plumbing, electrical and air-conditioning systems of the Building, except those installed by Tenant within the Demised Premises.

         Section 12.3. All repairs, restorations or replacements by either party shall be of first quality and done in a good and workmanlike manner.


                                  ARTICLE XIII

                        DESTRUCTION, FIRE OR OTHER CAUSES

         Section 13.1. If Landlord's Building is totally damaged or is rendered wholly untenantable by fire or other cause, and cannot reasonably be repaired by Landlord within one hundred twenty (120) days, or if the Building shall be so damaged that Landlord cannot reasonably restore the same but must demolish it or rebuild it, which Landlord may in its sole discretion determine, then either party may, within sixty (60) days after such casualty, give to the other party a notice in writing of intention to terminate this Lease, and thereupon the term of this Lease shall expire by lapse of time upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon termination of this Lease under this Section 13.1, Tenant's liability for rent shall cease as of the first day following the casualty or when Tenant ceases to do business in the Demised Premises, whichever date is later. In the event this Lease is not terminated under the provisions of this Section 13.1, Landlord shall repair and rebuild the Demised Premises with reasonable diligence.

         Section 13.2. If the Demised Premises shall be totally or partially damaged by fire or other casualty, the damages to the Landlord's Building and to the Demised Premises shall, to the extent that they were originally constructed and furnished by the Landlord, be promptly repaired by and at Landlord's expense and the damage to all of Tenant's fixtures and other improvements installed by Tenant shall be promptly repaired by and at the expense of Tenant and the rent until such repair shall be made shall be apportioned according to the part of the Demised Premises which is tenantable by Tenant until the Landlord has made the repairs required of Landlord.

         Section 13.3. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the re1easor or anyone claiming through or under the releasor by way of subrogation or otherwise) for any loss or damage to property of the releasor or anyone claiming under the releasor, to the extent covered by fire insurance or any of the extended coverage insurance, additional extended coverage insurance or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or any for whom such party may be responsible.

         Section 13.4. Tenant shall carry fire insurance covering all property of Tenant and all interior movable fixtures, and equipment or other improvements installed by it in the Demised Premises, any loss payable under insurance being payable directly to Tenant. Tenant agrees that Landlord shall not be liable for any damage to personal property in the Demised Premises or to Tenant arising from rain or snow or from the bursting, overflowing or leakage of water, steam or gas pipes or defect in the lighting system or from any act or neglect of any other tenant or occupant in Landlord's Building.

         Section 13.5. Landlord shall provide and maintain, at its expense, during the term hereof, adequate fire insurance (replacement cost endorsement) and extended coverage insurance. Anything contained in this Lease to the contrary notwithstanding, in the event the Landlord's Building shall be totally or partially damaged by fire or other casualty, the Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the net proceeds of insurance recovered as a result of such damage.


                                   ARTICLE XIV

                                 EMINENT DOMAIN

         Section 14.1. In the event the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding or the termination of the right to possession, whichever is earlier. In the event any substantial part thereof or of Landlord's Building or of the structure of which Landlord's Building is a part is so acquired or condemned as to render the Demised Premises untenantable or in the event that a part of Landlord's Building, other than the Demised Premises, shall be so condemned or taken and if in the opinion of the Landlord, the Building should be restored in such ways as to alter the Demised Premises materially, the Landlord may terminate this Lease and the term and the estate hereby granted by notifying the Tenant in writing of such termination and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than thirty (30) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease, nor a claim to any part of an award in such proceeding and rent shall be adjusted and paid to the date of such termination. Nothing herein contained shall be deemed, to affect or be in derogation of any right or rights of Tenant' against the condemning authority to claim and recover damages, if any, to or for the taking of its movable fixtures and equipment or expenses or removal or relocation resulting from any such condemnation or acquisition.


                                   ARTICLE XV

                           ASSIGNMENT, MORTGAGE, ETC.

         Section 15.1. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not, during the Initial Term or during a Renewal Term, assign, mortgage or encumber this Lease, nor sublet, or suffer of permit the Demised Premises or any part thereof to be used by others, other than to an affiliated entity comprised wholly of the principals as presently constitute Tenant (E.G. a professional corporation or association comprised of the individual doctors constituting Tenant) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or sublease to a proposed subtenant or assignee who is not a Connecticut licensed medical doctor or allied health professional shall be effective without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Except as herein provided, if this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may, at its option, terminate this Lease, or may, at its option, after default by Tenant, collect rent from the assignee, subtenant or occupants or tenant, and apply the net amount collected to the rent herein received, but no such assignment, subletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant's tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. In the event Tenant shall at any time desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive keys for such purposes without releasing Tenant from any of the obligations under this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Each permitted assignee or transferee shall assume and be deemed to have assumed this Less and shall be liable for the payment of the rent and additional rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the aforesaid written consent, prior thereto.

         If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Article XV, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.


                                   ARTICLE XVI

                                     DEFAULT

         Section 16.1. Tenant shall be in default under the terms of this lease if any one or more of the following events (here sometimes called "events of default") shall happen:

                  (a) If default shall be made in the due and punctual payment of any Annual Rent, or Additional Rent payable under this Lease or any part thereof, when and as the same shall become due arid payable, and such default shall continue for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default; or

                  (b) If default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease provided other than those referred to in this Section 16.1 for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or a contingency which cannot with due diligence be cured within said thirty (30) day period, Tenant fails to proceed within said thirty (30) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

                  (c) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or Liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises, and if such condition shall continue for a period of thirty (30) days after notice from Landlord specifying the matter involved; or

                  (d) If (i) any proceeding shall be filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law and if such proceeding shall not have been dismissed within thirty (30) days after notice (to be given not before the expiration of said thirty-day period) from Landlord to Tenant of an intention to terminate this Lease for failure to remove the condition in question, or (ii) within sixty
(60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise.

         In any event of default set forth in this Section 16.1, Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days afer the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant under this Lease including any renewal privileges whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

         Landlord may, at Landlord's option, and, in addition to any other remedies which Landlord may have, upon default by the Tenant, give to Tenant written notice of such default and advise Tenant thereby that, unless all the terms, covenants and conditions of this Lease are fully complied with within thirty (30) days after giving of such notice, the entire amount of rent herein reserved or agreed to be paid and then remaining unpaid shall immediately become due and payable upon expiration of said thirty (30) days; and, unless all the terms, covenants and conditions of this lease are fully complied with by Tenant within said thirty (30) days, the whole of said rent shall immediately become due and payable upon the expiration of said thirty (30) days without further notice to Tenant.

         Section 16.2. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, set forth above in Section 16.1 shall be grounds for the termination of this Lease pursuant to the terms of this Article only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this lease.

         Section 16.3. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any such expiration or termination may without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

         Section 16.4. If this Lease shall be terminated pursuant to this
Article XVI, or by summary proceedings or otherwise, or if the Demised Premises or any part thereof shall be abandoned by Tenant, or shall become vacant during the term hereof, Landlord may, in its own name, but as agent for Tenant if this Lease not be terminated, or if this Lease be terminated, in its own behalf, relet the Demised Premises or any part thereof, or said premises, with additional premises for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the Demised Premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or of any failure to collect any rent due upon such reletting.

         Section 16.5. Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within fifteen (15) days (or such additional time as is reasonably required to correct any such default), after written notice to Landlord by Tenant, specifically describing such failure.


                                  ARTICLE XVII

                              REMEDIES OF LANDLORD

         Section 17.1. In case of any such default, reentry, expiration and/or dispossess by summary proceedings or otherwise, provided in Article XVI of this
Lease:

                  (a) The Annual Rent and Additional Rent shall become due thereupon and be paid to the time of such reentry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney's fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental;

                  (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or

                  (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of

Tenant to observe and perform said Tenant's covenants herein contained, any minimum deficiency between:

                           (1) The rent hereby reserved and/or covenanted to be
paid; and

                           (2) The net amount, if any, of the rents collected on
account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease.

         Section 17.2. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with the re-letting, such as legal expenses, attorneys' fees, brokerage fees and for keeping the Demised Premises in good order or for preparing the same for reletting and interest on any payments made after the due date computed at the greater of twelve percent (12%) per annum, or the maximum permitted by Connecticut law. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord at its option may make such reasonable alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord considers advisable and necessary for the purpose of re-letting the Demised Premises;

and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The inability of Landlord to re-let the Demised Premises or any part thereof shall not release or affect Tenant's liability for damages hereunder nor shall Landlord in any event be liable in any way whatsoever for inability to re-let the Demised Premises. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

         Section 17.3  Curing Tenant's Defaults--Additional Rent

                  If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after three (3) days from the date of the giving by Landlord to Tenant or written notice of intention to so do. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the Annual Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary disposess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article IX hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts hereof shall immediately become due and payable as additional rent under this Lease.


                                  ARTICLE XVIII

                              RULES AND REGULATIONS

         Section 18.1 To the extent not inconsistent with this Lease, Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations for the Building attached hereto and made a part hereof as Exhibit E, as the same may hereafter be amended and modified by the Landlord, and such other reasonable rules and regulations as Landlord or Landlord's agents may, from time to time, adopt that are generally applicable to all Tenants. Notice of any amendments or modifications of said Rules and Regulations of the Building or of any other rules or regulations shall be given in writing. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or any other rules or regulations, or terms, covenants or conditions in any other lease, as against any other tenant, but Landlord shall not be discriminatory in the enforcement of said Rules and Regulations or any other rules or regulations. Landlord shall not be liable to Tenant for violation of the Rules and Regulations or any other rules or regulations by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE XIX

                         NO REPRESENTATIONS BY LANDLORD

         Section 19.1. Landlord or Landlord's agents have made no representations or promises with respect to Landlord's Building or the Demised Premises except as herein expressly set forth.


                                   ARTICLE XX

                                 QUIET ENJOYMENT

         Section 20.1. Landlord represents and covenants that Landlord has full right, power and authority to enter into this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Annual Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and, as provided in Article XXII, to any ground lease, underlying leases and mortgages, as of record appears, and all modifications thereof.


                                   ARTICLE XXI

                                VARIOUS COVENANTS

         Section 21.1. Tenant covenants and agrees that Tenant will:

                  (a) Take good care of the Demised Premises, and pay to Landlord the expenses of making good any injury, damage or breakage done by or on behalf of Tenant.

                  (b) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor, under any ground or underlying lease, and their representatives, upon reasonable advance notice, to enter the Demised Premises at all reasonable hours for the purposes of inspection, or of making repairs, replacement or improvements in or to the Demised Premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Demised Premises all necessary materials, tools and equipment). Such entry and activities by Landlord shall be conducted in such fashion as to have as limited an impact on Tenant's occupancy as possible.

                  (c) Permit Landlord, at reasonable times, to show the Demised Premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein, and their representatives, and during the period of twelve (12) months next preceding the date of expiration of the term hereof with respect to any part of the Demised Premises similarly show any part of the Demised Premises to any person contemplating the leasing of all or a portion of the same.

                  (d) Indemnify, and save harmless, Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents and employees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in the Premises prior to, during, or subsequent to, the term of this Lease or arising from any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

                                  ARTICLE XXII

                                  SUBORDINATION

         Section 22.1. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases on the real property of which Demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that such ground leases or mortgages contain an appropriate "non-disturbance" clause under which Tenant, in case of ground lease termination or mortgage foreclosure, shall not be disturbed in its possession provided Tenant continues in full compliance with Tenant's obligations under this Lease. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant in the event the Tenant shall fail to execute any requested certificate within fifteen
(15) days after the date of the Landlord's request.

         Section 22.2. Tenant agrees that neither the termination of any ground or underlying lease nor the foreclosure of Landlord's leasehold interest in the land and building of which the Demised premises are a part, or the institution of any suit or proceedings by the Landlord under such ground or underlying lease or by the holder of any such mortgage, shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant agrees to attorn to and recognize the Landlord under such ground or underlying lease, or the holder of any such mortgage, as the case may be, as Tenant's Landlord's hereunder in the event that such landlord or mortgagee shall succeed to Landlord's interest in the Demised premises, provided, however, that said successor in interest shall not be bound by (i) any pre-payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant and Tenant's obligations under this Lease, or (ii) any amendment or modification of this Lease made without the consent of the holder of any such mortgage or such successor in interest.

         Section 22.3. No surrender of such ground lease nor merger of all or any part of the fee title of Landlord's building with such leasehold interest of Landlord in Landlord's building shall result by operation of law or otherwise in the cancellation or termination of this Lease or the obligations of Tenant under this Lease, and Tenant covenants and agrees to attorn to the Owner from time to time of all or any part of the fee title of Landlord's Building after such surrender or merger.


                                  ARTICLE XXIII

                            SURRENDER OF THE PREMISES

         Section 23.1. Except as otherwise herein provided, at the expiration of the term, Tenant will peacefully yield up to Landlord the Demised premises, broom clean, in as good order and repair as when delivered to Tenant, damage by fire, casualty, war or insurrection or act upon the part of any governmental authority, ordinary wear and tear, and damage by the elements excepted. Any property left by Tenant in the Demised premises shall be deemed abandoned by Tenant, except as otherwise provided in this Lease.


                                  ARTICLE XXIV

                                   ARBITRATION

         Section 24.1 Whenever in this Lease disputes between Landlord and Tenant are subject to arbitration, such arbitration shall be conducted in the manner set forth in this Article XXIV.

         Section 24.2. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person of its choice (interested or disinterested) as one of the arbitrators. Within fifteen
(15) business days thereafter, the other party shall by written notice to the original party appoint a second person of its choice (interested or disinterested) as an arbitrator. The arbitrators thus appointed shall appoint a disinterested person, and such three arbitrators shall as promptly as possible determine such matter.

         Section 24.3. The arbitration shall take place in the State of Connecticut and in accord with the laws of the State of Connecticut. Landlord and Tenant shall each be entitled to present evidence and argument to the arbitrators. The arbitrators shall have the right only to interpret and apply the terms of this Lease and may not change any such terms or deprive any party of any right or remedy provided in this Lease.

         Section 24.4. The determination of the majority of the arbitrators shall be conclusive upon the parties, and judgment upon same may be entered in any court having jurisdiction thereof. The arbitrators shall give written notice to the parties stating their determination and shall furnish to each party a copy of such determination signed by them.

         Section 24.5. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

         Section 24.6. As to any decision reached by arbitration which, pursuant to the terms of this Lease, requires performance by either Landlord or Tenant, Landlord and Tenant each covenant and agree to commence such performance promptly after the date of such decision and to continue such performance to completion with due diligence and in good faith. Landlord shall not make any payment to Tenant or to anyone claiming through Tenant while there exists any Event of Default or any other default on the part of Tenant which is not in the process of being cured with due diligence and in good faith.

         Section 24.7. The expenses of arbitration shall be borne equally by Landlord and Tenant, except each party shall pay the fee and expenses of the arbitration it appoints.


                                   ARTICLE XXV

                                  FORCE MAJEURE

         Section 25.1 Landlord and Tenant, respectively, shall not be in default hereunder, if Landlord, or as the case may be, Tenant, is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including without limitation, any obligations to supply any service hereunder, or any obligation to make repairs or replacements hereunder, if Landlord, or as the case may be, Tenant, is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation or any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its reasonable control. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of rents or additional rents payable hereunder.


                                  ARTICLE XXVI

                                  LEASE STATUS

         Section 26.1 Upon request of the Landlord, the Tenant will, from time to time, execute and deliver to the Landlord, instruments prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that the Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.


                                  ARTICLE XXVII

                                    NO BROKER

         Section 27.1. Tenant covenants, warrants and represents that there was no broker instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker concerning the renting of the Demised Premises.

         Tenant agrees to hold Landlord harmless and indemnify Landlord from all losses, damages, liabilities, costs and expenses including legal fees arising out of or in connection with any claims for brokerage commission.

         Landlord represents that no broker has any exclusive listing in connection with the Building or any part thereof.


                                 ARTICLE XXVIII

                                    HOLDOVER

         Section 28.1. In the event the Tenant holds over after the expiration or earlier termination of this Lease without written consent of the Landlord, the Tenant shall:

         (a) Pay, as liquidated damages, the amount equal to three times the then applicable per diem rental for each day the tenancy is held over, and

         (b) Indemnify and save harmless the Landlord from any and all liability, charges, penalties, judgments or claims arising from any other tenant or prospective tenant to whom Landlord has leased all or any part of the Demised Premises effective upon the expiration or termination of this Lease.


                                  ARTICLE XXIX

                                     NOTICES

         Section 29.1. All notices, demands, and requests under this Lease shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:


To Tenant:                       Ophthalmic Physicians and Surgeons, P.C.
                                 40 Cross Street Norwalk, CT

                                 President
Attention:
To Landlord:                     Cross Street Medical Building Partnership 40
                                 Cross Street
                                 Norwalk, Connecticut

Attention:                       Managing Partner

Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Landlord or Tenant in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid, in any post office or branch post office regularly maintained by the United States Government.


                                   ARTICLE XXX

                       CHANGES OR ALTERATIONS BY LANDLORD

         Section 30.1. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the premises or unreasonable interference with the use of the Demised Premises. Nothing contained in this Article shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

         Section 30.2. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment, thereof, and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the premises, or in or to the fixtures, appurtenances or equipment thereof.


                                  ARTICLE XXXI

                 RIGHT OF MORTGAGEE TO CURE DEFAULTS OF LANDLORD

         Section 31.1. Tenant shall give to Landlord's mortgagee a copy of any notice of default served upon Landlord. If Landlord shall have failed to cure such default within the time provided for in this Lease, then Landlord's mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days the Landlord's mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, in which events this Lease shall not be terminated while such remedies are being so diligently pursued.
Tenant will accept performance by any such Landlord's mortgagee.


                                  ARTICLE XXXII

                             ENTIRE AGREEMENT, ETC.

         Section 32.1. This Lease and the Exhibits attached set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant. Submission of this Lease for examination does not constitute an option for the Demised Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant.


                                 ARTICLE XXXIII

                                     ASSIGNS

         Section 33.1. The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.


                                  ARTICLE XXXIV

                                   DEFINITIONS

         Section 34.1. The word Landlord as used in this Lease means only the Owner for the time being of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in the Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed all such obligations under the Lease to be those of the Owner from time to time of Landlord's interest in this Lease.

         Section 34.2. Allied health professionals, as used in this Lease, shall be deemed to include only those individuals holding a medical degree, a degree in dentistry or individuals trained as specialists or technicians in physical therapy.


                                  ARTICLE XXXV

                                SECURITY DEPOSIT

         Section 35.1. Tenant has agreed to deposit with Landlord $37,814.83, (or an irrevocable letter of credit from a banking institution duly licensed in the State of Connecticut in like amount) as a security deposit for the full and faithful performance by the Tenant of all the terms, covenants, and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant without interest, after the time fixed at the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants, and conditions on Tenant's part to be performed. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant, and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease. In the event of a sale of the premises, subject to this lease, the Landlord shall have the right to transfer the security to the vendee and the Landlord shall be considered released by the Tenant from all liability for the return of such security and the Tenant shall look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. If the security deposit or letter of credit is transferred to an assignee, notice of same shall be. sent to Tenant. The security deposited under this lease shall not be mortgaged, assigned, or encumbered by the Tenant without the written consent of the Landlord, and any attempt to do so shall be void.


                                  ARTICLE XXXVI

                     ACCIDENTS TO PLUMBING AND OTHER SYSTEMS

         Section 36.1. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's plumbing, electrical, heating, air conditioning or other Systems serving, located in, or passing through, the premises. Any such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition is caused by, or resulted from the use by, Tenant or by the employees, agents, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have rendered the premises untenantable and the premises shall not have been made tenantable by Landlord within a reasonable time after written notice thereof from Tenant to Landlord.


                                 ARTICLE XXXVII

                                WAIVERS BY TENANT

         Section 37.1. Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all rights and privileges which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law.


                                 ARTICLE XXXVIII

                             WAIVER OF TRIAL BY JURY

         Section 38.1. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any. action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.


                                  ARTICLE XXXIX

                                  SEVERABILITY

         Section 39.1. If any term or provision of this Lease or the obligation hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be in force to the fullest extent permitted by law.


                                   ARTICLE XL

                                  GOVERNING LAW

         Section 40.1. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut, as the same may, from time to time, exist.

         IN WITNESSES WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


Signed, sealed and delivered in the presence of:


                                        CROSS STREET MEDICAL BUILDING
                                        PARTNERSHIP
                                        GENERAL PARTNER
   ------------------------------

/s/                                     By: /s/
   ------------------------------          ---------------------------
                                                          , GENERAL PARTNER

/s/                                     OPHTHALMIC PHYSICIANS AND
   ------------------------------       SURGEONS, P.C.

                                        By: /s/ Stuart Aaron
   ------------------------------          ---------------------------
                                            STUART AARON, President

STATE OF CONNECTICUT       )
                           )         ss:                       , 1987
COUNTY OF FAIRFIELD        )


         Personally appeared
as a partner of CROSS STREET MEDICAL BUILDING PARTNERSHIP, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said partnership before me.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ---------------------------

                                        Notary Public

                                        My Commission expires: _______



STATE OF CONNECTICUT       )
                           )ss:                               , 1987
COUNTY OF FAIRFIELD        )


         Personally appeared STUART AARON, who acknowledged himself to be the President of OPHTHALMIC PHYSICIANS AND SURGEONS, P.C., a corporation, and that he as such President, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        ---------------------------

                                        Notary Public

                                        My Commission expires: _______

                                    EXHIBIT B

                                   DESCRIPTION

         All that certain piece, parcel, or tract of land, with any improvements thereon, situated in the City of Norwalk, County of Fairfield, and State of Connecticut( laid down and delineated as Parcel A on a certain map entitled, "Map of Conveyance from Cross Street Medical Building Partnership to Anthony & Elsie George, Norwalk, Connecticut", Scale 1" 30', June 28, 1985, which map is on file in the Norwalk Town Clerk's Office as Map No. 9846, as amended by a certain map entitled "Map of Property prepared For Raj Snellman, Norwalk, Connecticut", Scale 1" 20', August 14, 1986, which map is on file in the Norwalk Town Clerk's Office as Map No. 10238.

                                    EXHIBIT C


                         Preparation of Demised Premises
                                   "Tent Work"
                           For Initial Occupancy Only

         This Exhibit C shall govern the preparation of the Demised Premises for occupancy by the Tenant:

PART I    Plans and Specifications

         (A) Tenant shall submit to Landlord within ten (10) business days of Tenant's execution of the Lease a space layout plan indicating with reasonably accurate dimensions the square footage allocation and location in the Demised Premises of all individual offices, conference rooms, clerical and file storage, reception, and any other specified areas, together with full supporting information as to any specialized electrical, mechanical, or telephone equipment (such space layout plan and supporting information hereinafter collectively defined as the "Space Plan"). The Space Plan shall incorporate any and all drawings, schedules, or other information necessary for the subsequent preparation of the Premises Plans as defined in Paragraph B below. If Tenant so requests in writing not later than the date of execution of this Lease, Landlord's Architect will, at Tenant's expense, assist Tenant or its agents and consultants in the preparation of the Space Plan. Notwithstanding any other term or provision of this Lease, if the Space Plan is not submitted by Tenant to Landlord by October 1, 1987, the Actual Commencement Date of the Lease shall be deemed to be December 1, 1987.

         (B) The Demised Premises shall be prepared for Tenant's occupancy in accordance with a comprehensive and complete set of architectural, electrical and mechanical drawings and specifications, schedules, and other pertinent information (hereinafter collectively defined as the "Premises Plans"), which Premises Plans shall be consistent with the Space Plan previously submitted by Tenant to Landlord. In the event the scope of work as contemplated in the Premises Plans exceeds that as set forth in the Space Plan, Landlord reserves the right to claim a delay as a result of a delay in the commencement of the term as herein provided. The Premises Plans, if based on a Space Plan not having special, unusual, or unique requirements, shall be prepared. at Landlord's expense by an Architect selected by Landlord, and by an Engineer selected by Landlord, (herein collectively defined as "Landlord's Architect"). A reasonable charge shall be made to Tenant for special, or unusual, or unique requirements in the Premises Plan.

         (C) The Premises Plans shall include without limitation, complete architectural, mechanical, electrical, and all other drawings or specifications for all work to be performed in the Demised Premises including partitions, ceilings, lighting layouts, electrical outlets, color choices, finishing schedules, telephone requirements, special electrical or mechanical requirements, special equipment installations, and any and all other pertinent information necessary to prepare the Demised Premises for Tenant's occupancy. The Premises Plans shall be consistent with all applicable building codes with the design, structural capabilities, construction and equipment in the Building.

         (D) During the preparation of the Premises Plans, Tenant shall provide full cooperation to the Landlord's Architect with respect to the provision of information and facts pertinent to the Tenant's requirements. Landlord shall submit to Tenant for Tenant's approval the following items as soon as practicably possible:

         (i) Two sets of the Premises Plans and any supporting or explanatory information, and

         (ii) A preliminary budget (the "Preliminary Budget") of the cost of the Tenant Work, as defined in Part II of this Exhibit C below, for the materials, equipment, and work, designated in the Premises Plans. The Preliminary Budget shall contain an estimate prepared by Landlord, in conjunction with a general contractor, of all items of cost incorporated in the Premises Plans including, without limitation, direct construction costs of material and labor for each trade, on-site supervision and clean-up, permits and fees payable to the general contractor. Within five (5) days following receipt by Tenant from Landlord of the Premises Plans and the Preliminary Budget, Tenant shall either (i) evidence in writing to Landlord its approval and acceptance of the Premises plans and the Preliminary Budget and return to Landlord one complete set of the Premises Plans and Preliminary Budget appropriately initialed by a representative of the Tenant on each sheet or page or (ii) request Landlord in writing to make any modifications to the Premises Plans, and any related changes to the Preliminary Budget. Landlord shall promptly submit the revised Premises Plans and Preliminary Budget to Tenant, and Tenant shall within five (5) business days of receipt of the revisions from Landlord evidence its approval in writing to the Landlord of the revised Premises Plans and Preliminary Budget.

         If Tenant fails to evidence in writing its final approval of both the Premises Plans and Preliminary Budget within 10 days of receipt of the Premises Plans and Preliminary Budget, by Tenant, then notwithstanding any other term or provision of the Lease, the Actual Commencement Date of the Lease shall be deemed to be December 1, 1987, unless delivery of the Premises Plans and Preliminary Budget by Landlord is delayed past November 15, 1987.

         Tenant herewith designates the following individual as its authorized agent or representative (pound)0 review and approve the Premises Plans and Preliminary Budget: Stuart Aaron, M.D.

         (E) The Premises Plans approved by Tenant shall be sufficiently complete and contain information to enable the Landlord to obtain all necessary approvals from appropriate governmental agencies or authorities to permit the installation of the work required by the Premises Plans in the Demised Premises. Landlord shall, at Tenant's expense, file the Premises Plans with the appropriate public authorities for approval and issuance of all building permits.

PART II  Installation of Tenant Work

         (A) All materials, labor, equipment and work incorporated in the approved Premises Plans, shall hereafter be defined as "Tenant Work". Tenant shall upon execution of the Lease be deemed to have contracted with Landlord to furnish all Tenant Work.

         (B) The furnishing and installation of all Tenant Work shall be in complete accordance with the Premises Plans. Landlord will install the Tenant Work with reasonable speed and diligence and in a workmanlike fashion. The installation of all Tenant Work will be scheduled during normal business hours and undertaken in a manner which will not disrupt or impede the occupancy or quiet enjoyment of any space in the Building by any other Tenant. Landlord and its contractors shall handle and install all materials and equipment in a responsible fashion and Landlord or its agents will be responsible for complete clean-up and removal from the Building of all waste and debris resulting from the installation of Landlord's Work and Tenant's Work. All Tenant Work shall be performed in full accordance with all applicable laws and codes of the City of Norwalk, or any other authority having jurisdiction.

         (C) Following installation of the Tenant Work by Landlord and its agents, Landlord will submit an invoice, together with supporting information, to Tenant for the cost to Landlord of the Tenant Work. Landlord's cost (hereafter "Landlord's Cost") shall include (i) all sums paid by Landlord to its general contractor, including the cost of general contractor's on-site supervision and general contractor's overhead and profit fee equal to twenty (20%) percent of the work performed by the general contractor, (ii) all sums paid by Landlord to any other subcontractors or agents, (iii) all sums paid by Landlord for building permits or other municipal application or inspection fees, and (iv) any other sums paid by Landlord for installation or clean-up and removal of debris in connection with the Tenant work. Landlord shall deduct from the Landlord's Cost invoice submitted to Tenant an amount (the "Tenant Work Credit") equal to thirty ($30.00) dollars per square foot of gross leaseable area of Demised Premises under this Lease. Tenant shall pay the amount of the invoice (less the Tenant Work Credit) for Landlord's Cost of Tenant Work in full within thirty (30) days of the date of the invoice. The Tenant shall pay interest at the rate of one and one-half per cent (1-1/2%) per month for all amounts not paid within thirty (30) days after the date of the invoice. Failure to pay shall be an event of default under this Lease.

         (D) Notwithstanding the provisions of the foregoing paragraph C of this
Part II, Landlord may elect, following completion of at least fifty (50%) percent of the Tenant work, to submit one or more interim invoices to Tenant for those portions of the Tenant Work completed at the invoice dates, less in each case the following amounts:

                  (i)      The Tenant Work Credit,

                  (ii) A retainage of (20%) percent of the gross amount of the Tenant Work completed at the invoice date. All sums paid by Tenant to Landlord pursuant to any interim invoices shall be deducted from the amount due to Landlord in accordance with the final invoice for Landlord's Cost of Tenant Work as set forth in Paragraph C of this Part II above.

         (E) subsequent to the approval by Tenant of the Premises Plans and preliminary Budget, and at any time prior to the completion of the Tenant Work, Tenant may request Landlord in writing to modify, add to, or delete items of work incorporated in the Premises Plans. Such changes requested by Tenant (hereafter referred to as "Change Order") shall be reasonable in scope and fully consistent with the structural capabilities and equipment in Landlord's Building. Landlord's Architect shall promptly, at Tenant's expense, reflect the Change Order by revising the Premises Plans, and Landlord shall alter the Tenant Work to incorporate the Change Order. The cost of any such Change Order will be reflected as either an increase or decrease, as appropriate, in the final invoice for Landlord's Cost of Tenant Work submitted pursuant to paragraph C above, which Landlord's Cost shall include an additional charge of ten percent (10%) for overhead and five percent (5%) for profit. Notwithstanding the foregoing, the number of calendar days of additional time reasonably required by Landlord to process and implement any Change Order will be deducted from the Actual Commencement Date to be determined under this Lease, and the Actual Commencement Date shall be on such date as may reasonably have been expected to occur in the absence of such Change Order (5).

         (F) All installations, alterations, additions, or other improvements to the Demised premises, including all pipes, ducts, conduits, wiring, paneling, partitions, and similar items, shall become-the property of Landlord and shall be surrendered with the Demised premises as a part thereof at the expiration or earlier termination of the Lease. Movable office furniture and trade fixtures which are installed by Tenant at its own expense shall remain the property of Tenant, and may be removed at any time provided that Tenant promptly repairs any damage caused by such removal.

         (G) Landlord shall furnish and install a Building directory in the main lobby on which all Tenants in the 'Building will be entitled to be listed. Landlord shall furnish and install the initial listings at its sole cost and expense. Any changes or additional listings shall be furnished and installed at Tenant's cost and expense.

         (H) Tenant, at its sole cost and expense, shall furnish and install its own identification sign on the entrance door to its Demised premises. The design and installation of the identification sign shall be reasonably uniform throughout the Building and must be approved by Landlord, such approval not being unreasonably withheld.

         (I) Tenant will be required to schedule its initial occupancy of the Demised premises, including all furniture, furnishings, equipment, supplies and other property, either (i) during one weekend between Friday 6 p.m and Monday 8 a.m, or (ii) during one weekday night between 6 p.m. and 8 a.m. Tenant shall provide Landlord with reasonable advance notice of its scheduled initial occupancy. Landlord shall provide air conditioning, lighting, electric service, elevator service and, if requested, the services of porters, such services to be at the Tenant's sole cost and expense. Landlord shall not be obligated to provide security during Tenant's initial moving-in period of the Demised premises.

         (J) Within fifteen (15) days after the date of the commencement of the term, Tenant's architect shall prepare and submit to Landlord (with a duplicate copy to the Tenant) a complete and final punch list specifying all minor items of work to be rectified. Landlord shall promptly cause such, items a. are its responsibilities to be remedied within fifteen (15) days of the receipt of said punch list. Landlord shall not be obligated to rectify items on any punch list submitted to the Landlord later than fifteen (15) days after the date of the commencement of the term.

         Landlord does not assume liability for damage arising from the acts of third parties in the employ of Tenant.


         (K) The HVAC system in the building shall consist of suspended heat pump units. Landlord shall furnish and install heat pumps unit to heat, cool, and. ventilate the Tenant Demised Premises. The system shall maintain the following temperatures and relative humidities throughout the Demised Premises:

                  (i) in the cooling season, interior conditions of not more than 78 degrees F., Dry Bulb, and 50 percent relative humidity when the outside temperature is not more than 95 degrees F., Dry Bulb, and 75 degrees F., Wet Bulb; and

                  (ii) in the heating season, not less than 70 degrees F. when the outside temperature is not less than 0 degrees F.

         (L) Uniformed window blinds on all windows throughout the Building shall be selected by the Landlord, installation is part of Tenant Work, and may not be changed in appearance or design unless changed by Landlord uniformly throughout the building.

                                   EXHIBIT C-I
                              ADDENDA TO EXHIBIT C

                       INSTRUCTIONS TO TENANT CONTRACTORS


         (1) It shall be Tenant's contractor's responsibility to schedule the performance of his work and notify the Landlord's Project Manager of his proposed schedule, so that the contractor's elevator usage for material deliveries and rubbish removal may be coordinated with the over-all project (reserved) hoisting usage.

         (2) The Tenant's contractor shall notify Landlord's Project Manager at least four (4) weeks prior to his proposed starting date to perform Tenant's Work and at that time will discuss the arrangements and requirements of his schedule. At this contract time, Landlord's project Manager would like to cover the following items to determine reservation time schedule:

             (a)      Material delivery schedule--dates--times.
             (b)      Number of vehicles
             (c)      Elevator Service and hoist reservation time.
             (d)      Docking arrangements and reservation time.
             (e)      Insurance requirements.
             (f)      Names and telephone numbers of contacts and coordinators.
             (g)      General instructions--rules and regulations.

         (3) The Tenant's Contractor shall confirm his schedule with the Landlord's Project Manager, not less than 48 hours in advance of his pre-scheduled material deliveries. It shall be Tenant's contractor's sole responsibility to confirm his reservation times, and in the event that this confirmation is NOT verified and re-executed it shall be deemed that his reservations are to be voided (cancelled) and allocated to others. He shall then be required to reschedule both his deliveries and his reservations through the Landlord's Project Manager. In all fairness to the other Tenants going into the building, if Tenant's contractor fails to meet or confirm this date this contractor will have to wait until there is free time in the material delivery and hoisting schedule before they will be allowed to perform Tenant Work. Landlord's Project Manager will make every effort to accommodate the Tenant's contractor as early as possible, but it is very likely that to reschedule would effect a serious time delay; you can clearly see, then, that it is extremely important to confirm the schedule not less than 48 hours in advance, and if possible, preferably three to five days ahead of time.

         (4) Tenant and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of Tenant's work, and for the removal from the Building of waste and debris resulting from the performance of Tenant's Work, and Landlord shall not be responsible for coordination of the work of Tenant's contractors with the work of Landlord's contractors. However, Landlord and Tenant shall cooperate in their respective performances of Landlord's Work and Tenant's Work in order to enable the same to be properly coordinated. Tenant shall not be under any obligation to employ any of Landlord's contractors or to pay any charge to any of them by reason of Tenant having other contractors or purchasing any materials or labor or employing any labor from other sources, Tenant and its contractors shall not be under any obligation to pay for water, electricity, heat, ventilation or cooling provided in the premise during the performance of any of Tenant's Work during normal working hours of the Building construction project.

         (5) Temporary staging of materials and equipment in public areas is not permitted.

         (6) Should large equipment or materials need to be transported via dailies and/or carts, then contractor shall protect all routes over finished floors with a minimum of 3/8" plywood runway, which will be picked up at the close of work each day.

         (7) All areas traveled are to be broom cleaned at the close of each day. Elevators are to be swept and debris carried from the car, NOT swept across the door opening.

         (8) Workmen should use the toilet facilities provided by the general contractor.

         (9) The hoisting load limit in the passenger elevator is NOT to be exceeded.

         (10) All packing and crating materials must be removed at the end of each day, and not be left to accumulate over night (fire hazard)

         (11) The Tenant's contractor must utilize labor that will work in harmony with other labor in the Building. In addition, Landlord's Project Manager should receive not later than two weeks prior to contractor's performance of Tenant's Work, insurance certificates evidencing the following minimum coverages:

         Workmen's Compensation Insurance - Statutory Limit Comprehensive Public
Liability:

         Property Damage Coverage - Minimum - $ 50,000.00
         Bodily Injury or Death
                                    One person- Minimum - $250,000.00
         More than one person- Minimum - $500,000.00

         All certificates are to be stipulated that 10 days' prior notice of cancellation will be given to the Tenant and to the Landlord.

                                    EXHIBIT D

                                CLEANING SCHEDULE


GENERAL CLEANING

         Daily:

1. Empty normal waste from receptacles, removing waste to designated location for disposal.

2. Sweep and dust mop all uncarpeted floors. Vacuum all rugs and carpeted areas.
3.       Hand dust all office furniture,  paneling and window sills.
4.       Damp clean all glass desk tops.

5.       Empty and wash clean all ashtrays and receptacles.

6.       Wash clean all water  fountains and coolers, emptying all wastes.


7.       Keep cigarette urns clean.


8.       Dust and wipe clean all sand urns.

9.       Hand dust all mouldings, chair rails, baseboards and trim as necessary.
10.      Spot clean all partitions and doors.
11.      Damp dust all telephone equipment whenever necessary.

12.      Remove all hand marks from around light switches.

13. On completion of work all slop sinks, locker areas, etc., shall be thoroughly cleaned and cleaning equipment stored in a central location.

14. All lights shall be extinguished, all windows closed, and all doors shall be locked after cleaning is completed.

CORE LAVATORIES

         Nightly:

1. Mop, rinse and dry floors; polish mirrors, wash shelves, clean enamel surfaces; wash basins, urinals, and bowls, using scouring powder to remove stains, making certain to clean under sides of rim on urinals and bowls.

2. Wash both sides of all toilet seats with soap and water.


3. Damp rinse and wash with disinfectant tile walls near urinals.

4. Fill toilet tissue dispensers in appropriate washrooms. Tissue to be furnished by owner.

5. Wastepaper cans and receptacles are to be emptied and thoroughly cleaned.

6. Install paper hand towels and liquid hand soap in core lavatories. Hand towels and liquid soap to be supplied by owner.

CORE LAVATORIES

         Monthly:

1.       Wash all partitions,  tile walls,  and enamel surfaces.
2.       Wash down walls in washrooms and stalls from trim to floor.

3.       Dust all lighting fixtures.

GLASS CLEANING

All windows in premises shall be cleaned inside and out two (2) times per year.

QUARTERLY SERVICES

         1. Dust all pictures, frames, charts, graphs and similar wall hangings. -

         2. Dust exterior of light fixture diffusers.

                                    EXHIBIT E

                              RULES AND REGULATIONS


The Tenant covenants and agrees with the Landlord to obey the following Rules and Regulations:

         1. The sidewalks, entrances., passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Demised Premises.

         2. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised premises, without the prior written consent of the Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside or inside of the Demised Premises or building without the prior written consent of the Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building, shall not be covered by any Tenant nor shall any bottles, parcels, or other articles be placed on the window sills.

         5. No show cases or other articles shall be affixed to any part of the exterior of the building, nor placed in the halls, corridors, or vestibule. without the. prior written consent of Landlord.

         6. The water, wash closets and plumbing fixtures shall not be used for any purposes other than those for which constructed; no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of fixtures shall be borne by Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.


         7. No Tenant shall mark, paint, drill into,. or in any way deface any part of the Demised Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floors of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         8. No bicycles, vehicles, or animals of any kind shall be brought into, or kept in or about the premises, and no cooking shall be done or permitted by any Tenant on said premises. No Tenant shall cause or permit any objectionable odors to be produced upon premises.

         9 No space in the building shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

         10. No Tenant shall make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by these or any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows, or skylights, or down the passageways.

         11. No Tenant nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Demised Premises, any flammable, combustible or explosive fluid, chemical or substance.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to the Landlord, the cost thereof.

         13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which the Landlord or its Agents may determine from time to time. The Landlord reserves the right to inspect all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         14. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

         15. The requirements of Tenants will be attended to only upon application at the office of the building. Employees of the Landlord shall not perform any or do anything outside of their regular duties, unless under special instructions from the Landlord.

         16. Canvassing, soliciting, and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         17. There shall not be used in any space, or in the public halls of any building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with soft tires and side guards.

         18. The schedule of holidays for the building shall be determined by Landlord from time to time.

                                   EXHIBIT E-1

                              ADDENDA TO EXHIBIT E
                       INSTRUCTIONS TO MOVING CONTRACTORS

(1) The directions of the Landlord and/or his managing agent will be followed at all times

(2) No furniture and/or materials will be moved in or out of the building from 8:00 a.m. to 6:00. p.m., Monday through Friday, unless approved by the Landlord and/or his managing agent.

(3) The moving contractor must submit, not later than two weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move.

(4) All routes over finished floors will be protected with a minimum 3/8" plywood runway, which is to be picked up at the close of work each day.

(5) Appropriate warning signs are to be posted in all public corridors and lobbies used.

(6) Temporary staging of furniture and equipment in public areas is not permitted.

(7) All areas traveled are to be broom cleaned at the close of each day. Elevators are to be swept and debris carried from the car, NOT swept across the door opening.

(8) Workmen should use the toilet facilities provided by the general contractor.

(9) The hoisting load limit in the passenger elevator is NOT to be exceeded.

(10) No more than two trailers will be allowed at the loading dock.

(11) Only rubber wheeled dollies and carts, in good operating condition, may be used. Excess oil grease must be removed from wheels to prevent staining flooring.

(12) Reasonable care must be taken at all times to avoid any personal injury or property damage.

(13) All packing and crating materials must be removed at the end of each day, and not be left to accumulate over night (fire hazard).

(14) The moving contractor must utilize labor that will work in harmony with other labor in the building. In addition, Landlord's office should receive not later than two weeks prior to move, insurance certificates evidencing the following coverages:

         Workmen's Compensation Insurance - statutory Limit
         Comprehensive public Liability:

         property Damage Coverage - Minimum - $ 50,000.00
         Bodily Injury or Death

                                    One person- Minimum - $250,000.00
                  More than one person- Minimum - $500,000.00

All certificates are to be stipulated that 10 days' prior notice of cancellation will be given to the Tenant and to the Landlord.